As filed with the Securities and Exchange Commission on September 16, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KITOV PHARMA LTD.

(Exact Name of Registrant as Specified in its Charter)

State of Israel	Not Applicable
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

One Azrieli Center, Round Tower

132 Menachem Begin Road, Tel Aviv 6701101, Israel

+972-3-933-3121

(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19715
(302) 738-6680
(Name, address and telephone number of agent for service)

Copies to:

Avraham Ben-Tzvi, Adv. ABZ Law Office	Rick A. Werner, Esq. Jayun Koo, Esq. Haynes and Boone, LLP
15 Yad Harutzim St. Suite 203 Jerusalem 9342152, Israel Tel: +972 79 572-2070	30 Rockefeller Plaza, 26th Floor New York, New York 10112 Tel: +1 212 659-7300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per security(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Ordinary Shares, no par value per share represented by American Depositary Shares, underlying previously issued unregistered June 2018 Investor Warrants	1,630,000	(3)	0.81	1,320,300	160.02
Ordinary Shares, no par value per share represented by American Depositary Shares, underlying previously issued unregistered June 2018 Placement Agent Warrants	228,200	(4)	0.81	184,842	22.40
Total	1,858,200			1,505,142	182.42

(1)	The ordinary shares registered hereby may be represented by American depositary shares (ADSs). ADSs evidenced by American depositary receipts issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-207858). Each ADS represents 1 ordinary share. In addition to the shares set forth in the table, the amount to be registered includes an unidentified number of shares that may become issuable as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the registrant’s ordinary shares as reported on The Nasdaq Capital Market on September 12, 2019.

(3)	Consists of 1,630,000 ADSs that may be acquired upon exercise of outstanding unregistered warrants previously issued by us in June 2018 which entitle the holder to purchase 1,630,000 ADSs representing 1,630,000 of our ordinary shares, at an exercise price of $2.80 per ADS, and which are currently exercisable until December 5, 2023.

(4)	Consists of 228,200 ADSs that may be acquired upon exercise of outstanding unregistered warrants previously issued by us in June 2018 which entitle the holder to purchase up to 228,200 ADSs representing 228,200 of our ordinary shares, at an exercise price of $3.125 per ADS, and which are currently exercisable until June 1, 2023

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER [ ], 2019

1,858,200 American Depositary Shares

Each Representing 1 Ordinary Share

This prospectus relates to the disposition from time to time of up to 1,858,200 American Depositary Shares (“ADSs”), each representing 1 of our ordinary shares no par value per share. These ADSs include 1,858,200 ADSs representing 1,858,200 of our ordinary shares issuable upon the exercise of the remaining unexercised warrants that we issued in connection with our registered direct offering in June 2018. See “Selling Shareholders”. We are not selling any ADSs under this prospectus and will not receive any of the proceeds from the sale of ADSs by the selling shareholders. We will, however, receive the net proceeds of any warrants exercised for cash.

We will bear all of the expenses incurred in connection with the registration of these shares. The selling shareholders will pay any underwriting discounts and selling commissions and/or similar charges incurred in connection with the sale of the shares.

The selling shareholders listed beginning on page 17 of this prospectus (including their pledges, donees, transferees, assignees or other successors-in-interest) may offer the ADSs from time to time through public or private transactions at prevailing market prices or at privately negotiated prices.

Our ordinary shares are currently traded on the TASE under the symbol “KTOV.” The last reported sale price of our ordinary shares on the TASE on September 15, 2019 was NIS 2.979, or $0.845, per share (based on the exchange rate reported by the Bank of Israel as of that date, which was NIS 3.527 = $1.00).

Our ADSs are currently listed on The NASDAQ Capital Market under the symbols “KTOV”. The last reported sale price of our ADSs on The NASDAQ Capital Market on September 13, 2019 was $0.83.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and will be subject to reduced public company reporting requirements.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See Risk Factors beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the ordinary shares, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2019

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). Under the shelf registration statement, the selling shareholders may offer and resell up to 1,858,200 ADSs in one or more offerings. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the ADSs, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find Additional Information.”

You should rely only on the information provided or incorporated by reference in this prospectus, as well as the additional information described under “Incorporation of Certain Documents by Reference” on page 23 of this prospectus. Neither we nor the selling shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should not assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Before purchasing any securities, you should carefully read this prospectus, together with the additional information described under the headings, “Incorporation of Certain Documents by Reference,” and “Where You Can Find Additional Information” on pages 23 and 24 of this prospectus.

For investors outside of the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

ii

PROSPECTUS SUMMARY

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus, including the financial statements and “Risk Factors” starting on page 4 of this prospectus, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

The Company

We are a clinical-stage company advancing first-in-class therapies to overcome tumor immune evasion and drug resistance, seeking to create successful long-lasting treatments for people with cancer. We currently have two operating segments:

(i) Oncology which includes NT219, a therapeutic candidate in clinical stage of development which is a small molecule that targets IRS1/2 and STAT3, two signal transduction pathways involved in the development of cancer drug resistance mechanisms and CM-24, a monoclonal antibody blocking Carcinoembryonic Antigen Related Cell Adhesion Molecule 1 (“CEACAM1”), a novel immune checkpoint that supports tumor immune evasion and survival through multiple pathways.

●	We completed the toxicology studies in animals and we are currently advancing NT219 to a clinical study in combination with cetuximab as a third-line or second-line treatment option for the treatment of recurrent and metastatic squamous cell carcinoma of head & neck cancer. Based on our current development plans, we expect to submit an Investigational New Drug application for NT219 during the second half of 2019.

●	We are also in the process of acquiring 100% of FameWave Ltd. (“FameWave”), which owns CM-24. We plan to advance CM-24 as a combination therapy with anti-PD1 checkpoint inhibitors in a clinical collaboration agreement with Bristol Myers Squibb (NYSE:BMY) in a planned Phase 1/2 clinical trials to evaluate the combination of CM-24 with the PD-1 inhibitor nivolumab (Opdivo®) for the treatment of non-small cell lung cancer. All major closing conditions have been met other than finalizing the tax ruling for the sellers and the issuance and exchange of shares in the companies, and the acquisition is expected to close during the third quarter of 2019.

(ii) Pain and Hypertension which includes Consensi™, a combination drug approved by the FDA in May 2018 for the simultaneous treatment of two clinical conditions, pain caused by osteoarthritis and hypertension (high blood pressure), which can be pre-existing or caused by the treatment for osteoarthritis.

Now that Consensi™ has been approved for marketing in the United States and that we have executed a marketing and distribution agreement for the commercialization of Consensi™ in the United States, China and South Korea, we intend to shift our clinical and regulatory focus to our oncology segment and NT219 and, subject to closing of the acquisition of FameWave, CM-24, therapeutic candidates. We intend to leverage our teams’ drug development expertise gained from the Consensi™ approval process to advance the NT219 and, subject to closing of the acquisition of FameWave, CM-24, programs.

In addition, we may consider the acquisition of oncology therapeutic candidates at various stages of development. Other than the acquisition agreement, dated March 14, 2019, as amended (the “Acquisition Agreement”), we entered into for our acquisition of FameWave and the concurrent investment in our Company by certain shareholders of FameWave in a private placement (collectively, the “Transaction”), we currently have no binding agreements or commitments to complete any transaction for the possible acquisition of new therapeutic candidates or approved drug products.

Nasdaq Minimum Bid Price Requirement

On July 8, 2019, we received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) indicating that, based upon the closing bid price of our ADSs for the last 30 consecutive business days, we did not meet the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we can regain compliance with this requirement if at any time during a 180-day period ending on January 6, 2020, the closing bid price for our ADSs is at least $1.00 per share for a minimum of ten consecutive business days. In the event we do not regain compliance during the 180-day period ending on January 6, 2020, we may be eligible for additional time. To qualify, we will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If we meet these requirements, Nasdaq will then inform us that it has been granted an additional 180 calendar days. However, if it appears to the Nasdaq that we will not be able to cure the deficiency, or if we are otherwise not eligible, Nasdaq will provide notice that our securities will be subject to delisting.

Reverse Share Split

On January 4, 2019, we effected a reverse share split of our ordinary shares, or the reverse share split, at an exchange ratio of 1-for-20. The reverse share split applied to all of our outstanding ordinary shares and therefore did not affect any shareholders’ relative ownership percentage. All shares and price per share numbers set forth in our Annual Report on Form 20-F for the year ended December 31, 2018, that are incorporated by reference into this prospectus, are presented after giving effect to the reverse stock split. The reverse share split was not a reverse split of our ADSs. Our ADSs continue to trade as before the reverse share split and represent the same underlying portion of our share capital as they did prior to the reverse share split, however, after the reverse share split, our ADSs represent one ordinary share as compared to 20 ordinary shares prior to the reverse share split.

Corporate information

Kitov was incorporated under the laws of the State of Israel (under a previous name) on August 12, 1968 and its ordinary shares were originally listed for trading on the Tel Aviv Stock Exchange (“TASE”) in 1978. In November 2015, we completed an initial public offering of our ADSs and “Series A” warrants on the NASDAQ Capital Market (“NASDAQ”). Our principal executive offices are located at One Azrieli Center, Round Tower, 19th Floor, 132 Menachem Begin Road, Tel Aviv 6701101, Israel, and our telephone number is 972-3-933-3121. Our website is www.kitovpharma.com. The information contained therein such website or connected thereto shall not be deemed to be incorporated into this prospectus.

THE OFFERING

ADSs offered by selling shareholders	Up to 1,858,200 ADSs representing 1,858,200 Ordinary Shares

ADSs outstanding	19,532,142 Ordinary Shares (not including 1 Ordinary Share held in treasury; such number of ordinary shares represented by 19,532,142 ADSs).

The ADSs

Each ADS represents 1 Ordinary Share. The ADSs initially will be evidenced by American Depositary Receipts (“ADRs”), executed and delivered by The Bank of New York Mellon, as depositary (the “Depositary”).

The Depositary, as depositary, will be the holder of the Ordinary Shares underlying your ADSs and you will have rights as provided in the Deposit Agreement dated as of November 25, 2015, as amended, among us, The Bank of New York Mellon, as Depositary, and all owners and holders from time to time of ADSs issued thereunder (the “Deposit Agreement”), a form of which has been filed as Exhibit 1 to the Registration Statement on Form F-6 filed by the Depositary with the SEC on November 6, 2015.

Subject to compliance with the relevant requirements set out in the prospectus, you may turn in your ADSs to the Depositary in exchange for Ordinary Shares underlying your ADSs.

The Depositary will charge you fees for such exchanges pursuant to the Deposit Agreement.

Use of Proceeds	We will not receive any proceeds from the sale of the ADSs by the selling shareholders. We will, however, receive the net proceeds of any warrants exercised for cash by the selling shareholders if and when exercised.

NASDAQ Capital Market Symbol of ADSs	KTOV

Risk factors	Before deciding to invest in our ADSs, you should carefully consider the risks related to our business, the offering and our securities, and our location in Israel. See “Risk Factors” beginning on page 4 of this prospectus.

Depositary	The Bank of New York Mellon.

RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risk factors set forth below and in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus could decline due to any of these risks, and you may lose all or part of your investment.

The Nasdaq Capital Market has a listing requirement of a minimum closing bid price of $1.00 per share. If our ADSs cannot maintain the required minimum closing bid price and we fail to correct the listing requirement deficiency within the provided cure period, our ADSs may be involuntarily delisted from the Nasdaq Capital Market.

Our ADSs are listed on the NASDAQ Capital Market, and the quantitative listing standards of the NASDAQ Capital Market require, among other things, that listed companies maintain a minimum closing bid price of $1.00 per ADS. Our ADSs have traded at prices less than $1.00 for most of the past several months. If we fail to regain compliance for a period of 30 consecutive trading days and fail to regain compliance within a provided cure period, or fail to satisfy other listing requirements, our ADSs may be subject to delisting. To resolve the noncompliance, we may consider available options including a reverse share split, which may not result in a permanent increase in the market price of our ADSs, which is dependent on many factors, including general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the Securities and Exchange Commission. It is not uncommon for the market price of a company’s shares to decline in the period following a reverse share split.

Although we expect to take actions intended to restore our compliance with the listing requirements, we can provide no assurance that any action taken by us would be successful, or that any such action would stabilize the market price or improve the liquidity of our ADSs. Should a delisting occur, an investor would likely find it significantly more difficult to dispose of, or to obtain accurate quotations as to the value of our ADSs, and our ability to raise future capital through the sale of our ADSs could be severely limited.

The sale of a substantial amount of our ordinary shares or ADSs in the public market could adversely affect the prevailing market price of our common stock.

We are registering for resale up to 1,858,200 ordinary shares, which may be represented by ADSs, held by the selling shareholders. Sales of substantial amounts of our ordinary shares or ADSs in the public market, or the perception that such sales might occur, could adversely affect the market price of our ordinary shares, and the market value of our other securities. We cannot predict if and when selling shareholders may sell such ordinary shares in the public markets. Furthermore, in the future, we may issue additional ordinary shares or ADSs or other equity or debt securities convertible into ordinary shares or ADSs. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein may include forward looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In addition, certain sections of this prospectus and the information incorporated by reference herein contain information obtained from independent industry and other sources that we have not independently verified. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Our ability to predict our operating results or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” on page 4 of this prospectus, and certain other matters discussed in this prospectus and the information incorporated by reference herein, and other publicly available sources. Such factors and many other factors beyond our control could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	the initiation, timing, progress and results of our research, manufacturing, preclinical studies, clinical trials, and other therapeutic candidate development efforts, as well as the extent and number of additional studies that we may be required to conduct;

●	our ability to advance our therapeutic candidates into clinical trials or to successfully complete our preclinical studies or clinical trials;

●	our receipt of regulatory clarity and approvals for our therapeutic candidates and the timing of other regulatory filings and approvals;

●	the manner in which the parties to the transaction for our acquisition of FameWave plan to effect the closing of the transaction; the expected benefits, synergies and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the parties’ ability to complete the transaction; the plans, strategies and objectives of management for future operations; product development for CM-24; the potential future financial impact of the transaction; and any assumptions underlying any of the foregoing;

●	our ability to successfully meet our post marketing commitments to FDA for Consensi™ and to obtain approvals for marketing of Consensi™ in other territories than the U.S.;

●	a delay or rejection of an NDA or BLA for one or more of our therapeutic candidates;

●	our ability to regain and maintain compliance with the NASDAQ Capital Market’s listing standards;

●	the regulatory environment and changes in the health policies and regimes in the countries in which we operate including the impact of any change in regulation and legislation that could affect the pharmaceutical industry, and the difficulty of predicting actions of the FDA or any other applicable regulator of pharmaceutical products;

●	the research, manufacturing, preclinical and clinical development, commercialization, and market acceptance of our therapeutic candidates;

●	our ability to successfully acquire, develop or commercialize our pharmaceutical products;

●	the ability of our commercialization partners to successfully achieve substantial sales for our drug products;

●	our ability to establish and maintain corporate collaborations;

●	the interpretation of the properties and characteristics of our therapeutic candidates and of the results obtained with our therapeutic candidates in preclinical studies or clinical trials;

●	the implementation of our business model, strategic plans for our business and therapeutic candidates;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our therapeutic candidates and our ability to operate our business without infringing the intellectual property rights of others;

●	estimates of our expenses, revenues, capital requirements and our needs for additional financing;

●	the impact of competitive companies, technologies and our industry; and

●	the impact of the political and security situation in Israel, the U.S. and other countries we may obtain approvals for our products on our business.

USE OF PROCEEDS

This prospectus relates to ordinary shares represented by ADSs that may be offered and sold from time to time by the selling shareholders. We will not receive any of the proceeds resulting from the sale of ADSs by the selling shareholders. All 1,858,200 ADSs covered by the registration statement of which this prospectus is a part are issuable upon exercise of warrants. We will receive the exercise price of any ADSs we sell to the selling shareholders upon exercise of the warrants issued to the selling shareholders. We expect to use the proceeds received from the exercise of the warrants, if any, to fund the possible acquisition of new therapeutic candidates and for general working capital purposes.

CAPITALIZATION

The following table sets forth our consolidated unaudited capitalization as of June 30, 2019.

The amounts shown below are unaudited. The information in the following table should be read in conjunction with and is qualified in its entirety by reference to the financial statements and notes thereto included in our most recent Annual Report on Form 20-F and the other financial information incorporated by reference into this prospectus.

(In thousands, except share data)	Actual

Cash and cash equivalents and short-term deposits	7,817

Shareholders’ equity:
Ordinary shares
Share premium	46,945
Receipts on account of warrants	7,940
Capital reserves	2,350
Accumulated deficit	(46,247)

Total Shareholders’ equity	10,988
Non-controlling interest	450
Total capitalization	11,438

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our articles of association are summaries and do not purport to be complete.

Authorized Share Capital. Our authorized share capital is 250,000,000 ordinary shares, with no par value, and 50,000,000 non-voting senior preferred shares, with no par value, divided into 5 classes of 10,000,000 preferred shares in each class. As of December 31, 2018, we had we had 16,009,264 ordinary shares outstanding (after giving effect to a reverse share split of our ordinary shares, at an exchange ratio of 1-for-20, which was completed on January 4, 2019, which ordinary shares would be represented by 16,009,264 of our ADSs) and no non-voting senior preferred shares outstanding, and as of September 15, 2019, we had 19,532,143 ordinary shares outstanding (which would be represented by 19,532,143 of our ADSs) and no non-voting senior preferred shares outstanding. The above amounts include 1 dormant ordinary share held in treasury. The shares outstanding amounts above do not include the shares we expect to issue following completion of the transactions for our acquisition of FameWave and the concurrent investment in the Company by certain shareholders of FameWave in a private placement, pursuant to which we agreed to issue at closing of the transactions an additional 10,921,139 ADSs representing an equivalent number of our ordinary shares.

Ordinary Shares

The following is a description of our ordinary shares.

The ordinary shares do not have preemptive rights, preferred rights or any other right to purchase our securities. Neither our amended and restated articles of association nor the laws of the State of Israel restrict the ownership or voting of ordinary shares by non-residents of Israel, except under certain circumstances for ownership by nationals of certain countries that are, or have been, in a state of war with Israel.

Transfer of Shares. Our fully paid ordinary shares may generally be freely transferred under our amended and restated articles of association, unless the transfer is restricted or prohibited by applicable law or the rules of the stock exchange on which the shares are traded.

Notices. Under the Companies Law, and regulations promulgated thereunder, and our amended and restated articles of association, we are required to publish notices on our website, at least 21 days’ prior notice of a shareholders’ meeting. However, under regulations promulgated under the Companies Law, we are required to publish notices on our website at least 35 calendar days prior any shareholders’ meeting in which the agenda includes matters which may be voted on by voting instruments. Regulations under the Companies Law exempt companies whose shares are listed for trading both on a stock exchange in and outside of Israel, from some provisions of the Companies Law. These regulations exempt us from some of the requirements of the Israeli proxy regulations, under certain circumstances.

According to the Companies Law and the regulations promulgated thereunder, as applicable to the Company, for purposes of determining the shareholders entitled to notice and to vote at such meeting, the board of directors may fix the record date not more than 40 nor less than four calendar days prior to the date of the meeting, provided that an announcement regarding the general meeting shall be given prior to the record date.

Election of Directors. Under our amended and restated articles of association, the number of directors on our Board will be no less than four and no more than nine (including any external directors, to the extent that we may be required to appoint external directors in accordance with the Companies Law and any Regulations enacted thereunder) (“Maximum Number”). The majority of the members of the Board shall be residents of Israel, unless our center of management shall have been transferred to another country in accordance with a resolution of our Board by a majority of three quarters (75%) of the participating director votes. The number of directors may be changed, at any time and from time to time, by our shareholders with a majority of (a) 75% of the voting rights participating and voting on the matter in the applicable general meeting of our shareholders and (b) more than 47.9% of all of the voting rights in the Company as of the record date established for the applicable general meeting of our shareholders (“Special Majority”). Our directors shall generally be nominated by our Board of Directors, and then appointed at our general meeting of shareholders with a regular majority. In accordance with our amended and restated articles of association, the directors elected to serve are divided into three classes, with each class comprising one-third of the members of our Board of Directors (the “Board”) (who are not external directors, if any were appointed), (hereinafter the “first class”; the “second class”; and the “third class”). If the number of directors is not equally divisible by three, each of the first class and the second class will be comprised of a different number, the closest and lowest to one-third, while the third class will be comprised of the remaining directors (who are not external directors, if any were appointed). If the number of directors changes, the number of directors in each class will change in accordance with the aforesaid rule. In the annual general meeting of our shareholders that will take place each year, the shareholders shall be entitled to elect directors who shall be elected for a Three-Year Term to replace the class of directors whose term in office has expired as of such annual general meeting of our shareholders, and so on ad infinitum, so that the directors who shall be elected as stated above shall enter office at the end of the annual general meeting of our shareholders at which they were elected, unless a later date for commencement of the term was decided at the time of the appointment, and shall serve for Three-Year Terms (unless their appointment will be terminated in accordance with the provisions of our amended and restated articles of association), and so that each year, the terms in office of one of the classes of directors shall expire at the annual general meeting of our shareholders for such year. A “Three-Year Term” means a term of office of a director until the third annual general meeting of our shareholders which shall be held following the date of their election as director, provided that each director shall continue to serve in office until his or her successor is duly elected and qualified, or until his or her retirement, death, resignation or removal. Our Board may appoint a director at any time to fill any vacancies until the annual meeting of our shareholders set to take place at the end of the Three-Year Term for the class of directors to which such director is so appointed by the Board, provided that the total number of the members of the Board serving at such time will not exceed the Maximum Number. The shareholders may at all times, by a Special Majority vote of the shareholders, replace or dismiss a director (in the case of replacement, only if the appointed director is not a corporation). A director to be replaced shall be given a reasonable opportunity to address the shareholders at their meeting. The tenure of a director expires pursuant to the provisions of our amended and restated articles of association and the Companies Law, upon death or if s/he becomes incompetent, unless removed from office as described above.

Dividend and Liquidation Rights. Subject to preferences that may be applicable to any then outstanding preferred shares, our profits, in respect of which a resolution was passed to distribute them as dividend or bonus shares, shall be paid pro rata to the amount of shares held by the shareholders. In the event of our liquidation, the liquidator may, with the general meeting’s approval, and subject to any preferences that may be applicable to any then outstanding preferred shares, distribute parts of our property in specie among the shareholders and he or she may, with similar approval, deposit any part of our property with trustees in favor of the shareholders as the liquidator, with the approval mentioned above, deems fit.

Voting, Shareholders’ Meetings and Resolutions. Holders of ordinary shares are entitled to one vote for each ordinary share held on all matters submitted to a vote of shareholders. The quorum required for an ordinary meeting of shareholders consists of at least two shareholders present, in person or by proxy, or who has sent us a voting instrument indicating the way in which he or she is voting, who hold or represent, in the aggregate, at least 25% of the voting rights of our outstanding share capital. A meeting adjourned for lack of a quorum is adjourned to the same day in the following week at the same time and place or any time and place as prescribed by the board of directors in notice to the shareholders. At the reconvened meeting one shareholder at least, present in person or by proxy constitutes a quorum except where such meeting was called at the demand of shareholders. With the agreement of a meeting at which a quorum is present, the chairman may, and on the demand of the meeting he must, adjourn the meeting from time to time and from place to place, as the meeting resolves. Annual general meetings of our shareholders are to be held once every year within a period of not more than 15 months after the last preceding annual general shareholders’ meeting. Our board of directors may call special general meetings of shareholders. The Companies Law provides that a special general meeting of shareholders may be called by the board of directors or by a request of two directors or 25% of the directors in office, whichever is the lower, or by shareholders holding at least 5% of our issued share capital and at least 1% of the voting rights, or of shareholders holding at least 5% of our voting rights, subject to the provisions set forth in our amended and restated articles of association.

An ordinary resolution requires approval by the holders of a majority of the voting rights present, in person or by proxy, at the meeting and voting on the resolution.

Allotment of Shares. Our board of directors has the power to allot or to issue shares to any person, with restrictions and condition as it deems fit.

Preferred Shares

Pursuant to Israel’s securities laws, a company whose ordinary shares are registered for trade on the TASE may not have more than one class of shares for a period of one year following initial registration of the company on the TASE. After a period of one year, it is permitted to issue preferred shares if the preference of those shares is limited to a preference in the distribution of dividends and these preferred shares have no voting rights, and if such issuance is otherwise in accordance with any then applicable TASE regulations or directives with respect to the issuance of preferred shares by a company whose ordinary shares are listed on the TASE.

We presently do not have any issued and outstanding preferred shares. On December 5, 2016, our shareholders approved the amendment to our amended and restated articles of association, as well as to our memorandum of association, for the addition to Kitov Pharma’s registered share capital of 50,000,000 non-voting senior preferred shares, with no par value, divided into 5 classes of 10,000,000 preferred shares in each class (the “Preferred Shares”).

Pursuant to our amended and restated articles of association, our board of directors is authorized to fix, by resolution of the board of directors, (i) the number of issued Preferred Shares (subject to the maximum number of Preferred Shares authorized in such class), (ii) the designation of such class of Preferred Shares, and (iii) the conversion, redemption, optional and other special rights, qualifications, limitations or restrictions, if any, of the shares of such class of Preferred Shares. Consequently, the issuance of Preferred Shares would be available for issuance without further actions by the Company’s shareholders, unless shareholder approval is required by Israeli law, the rules of any exchange or other market on which the Company’s securities may then be listed or traded, the Company’s Articles of Association then in effect, or any other applicable rules and regulations. For so long as we are also listed on the TASE, the issuance of any Preferred Shares will also be subject to the requirements of any TASE regulations or directives governing the issuance of preferred shares by companies whose ordinary shares are listed on the TASE. In March 2017, the TASE issued principles for directives in connection with the issuance of preferred shares by a company whose ordinary shares are listed on TASE.

Subject to the actual terms of issuance determined by our Board of Directors for any Preferred Shares when issued, our Preferred Shares may be convertible into our ordinary shares or another series of Preferred Shares. Each such series of Preferred Shares shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights, rights, qualifications, limitations and/or restrictions determined by our board of directors in accordance with our articles of association in effect at the time of any such issuance, including, but not limited to, some or all of the following: (i) the number of Preferred Shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of Preferred Shares then outstanding) from time to time by action of the board of directors; (ii) the dividend rate and the manner and frequency of payment of dividends on the Preferred Shares of that series, whether dividends will be cumulative, and, if so, from which date; (iii) subject to applicable law, whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights; (iv) the terms and conditions of any conversion privilege of the series, including provision for adjustment of the conversion rate in such events as the board of directors may determine; (iv) whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption; (vi) whether that series will have a sinking fund for the redemption or purchase of Preferred Shares of that series, and, if so, the terms and amount of such sinking fund; (vii) whether or not the Preferred Shares of the series will have priority over or be on a parity with or be junior to the Preferred Shares of any other series or class in any respect; (viii) the rights of the Preferred Shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of Preferred Shares of that series; and any other relative rights, preferences and limitations of that series.

Issuance of Preferred Shares by our board of directors may result in such shares having dividend or liquidation preferences senior to the rights of the holders of our ordinary shares and, Preferred Shares which are convertible into our ordinary shares could potentially dilute the voting rights of the holders of our ordinary shares.

Once designated by our board of directors, and offered hereby, each series of Preferred Shares may have specific financial and other terms that will be described in a prospectus supplement. The description of the Preferred Shares that is set forth in any prospectus supplement is not complete without reference to the documents that govern the Preferred Shares.

All Preferred Shares offered hereby will, when issued, be fully paid and nonassessable, including Preferred Shares issued upon the exercise of Preferred Share warrants or subscription rights, if any.

Each Preferred Share shall be entitled to receive upon distribution, and in preference to our ordinary shares, (i) dividends in excess of the general dividends issued to all shareholders including holders of Ordinary Shares, and/or (ii) amounts paid in a distribution of our surplus assets on winding up, in an amount equal to the original issue price for such Preferred Shares as set forth in the Company’s share registrar (adjusted for share combinations or subdivisions or other recapitalizations of the Company’s shares), and less the amount of any dividend previously paid in preference, all pro rata to the number of the Company’s Preferred Shares of each specific class of Preferred Shares issued and outstanding at such time, without having regard to any premium paid or discount thereon, and all subject to the provisions hereof.

Furthermore, and after payment of the Preferred Shares’ dividend preferences or liquidation preferences as aforesaid, each Preferred Share in the Company’s capital shall be entitled to receive upon distribution, (i) a general dividend issued to all Shareholders, (ii) bonus shares, and (iii) amounts paid in a distribution of the Company’s surplus assets on winding up, all pro rata to the number of the Company’s Shares (Ordinary Shares and Preferred Shares) issued and outstanding at such time, without having regard to any premium paid thereon or discount, and all subject to the provisions hereof.

All Preferred Shares shall be non-voting shares and shall not vest the holder thereof with any right to participate in the Company’s general meetings, to receive notice thereof and/or to vote thereat. Without limitation to the above, the Preferred Shares shall not confer upon the holders thereof any voting rights or any right to appoint directors or any other right with respect to general meetings, including without limitation, attending, voting at or requesting to convene, such general meetings or proposing matters for the agenda of such general meetings, except as expressly set forth below or as otherwise specifically provided by Israeli law.

So long as any Preferred Shares are outstanding, the provisions of the section below titled “Modification of class rights”, and the provisions of this section shall apply, such that the adoption of a resolution, by a regular majority in voting power of the Preferred Shares who are present, entitled to vote thereon (if any) and voting thereon, voting together as a single class, given in person or by proxy or by an authorized proxy holder, at a meeting of holders of Preferred Shares shall be necessary for effecting or validating:

(i) Authorization of Senior Shares. Any amendment or alteration of the Memorandum of Association or Articles of Association of the Company so as to authorize or create, or increase the authorized amount of, any class or series of shares to be so authorized, created or increased after the initial issuance of any class of Preferred Shares, the terms of which expressly provide that such class or series will rank senior to the outstanding class or classes of Preferred Shares as to dividend rights and distribution rights upon the liquidation, winding up or dissolution of the Company (collectively, “Senior Shares”);

(ii) Amendment of the Preferred Shares. Any amendment, alteration or repeal of any provision of the Articles of Association so as to adversely affect the special rights, preferences, privileges or voting powers of the Preferred Shares.

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Preferred Shares, or of a merger or consolidation of the Company with or into another entity, unless in each case (x) the Preferred Shares remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity (or the Preferred Shares are otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preferred shares of the surviving or resulting entity or its ultimate parent, and (y) such Preferred Shares that remain outstanding or such preferred shares, as the case may be, have rights, preferences, privileges and voting powers of the surviving or resulting entity or its ultimate parent that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, taken as a whole, of the Preferred Shares immediately prior to the consummation of such transaction;

provided, however, that (A) for all purposes of this section, (1) any increase in the amount of the Company’s authorized Ordinary Shares or Preferred Shares or the issuance of any additional Ordinary Shares or Preferred Shares or (2) the authorization or creation of any class or series of shares established after the initial issuance of any class of Preferred Shares, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the previously issued and outstanding Preferred Shares as to dividend rights and distribution rights upon any liquidation, winding up or dissolution of the Company (collectively, “Junior Shares”); or the authorization or creation of any class or series of shares established after the initial issuance of any class of Preferred Shares the terms of which expressly provide that such class or series will rank on a parity with the previously issued and outstanding Preferred Shares as to dividend rights and distribution rights upon any liquidation, winding up or dissolution of the Company (collectively, “Parity Shares”); and, any increase in the amount of authorized but unissued shares of such class or series of Parity Shares or Junior Shares or the issuance of additional shares of such class or series of Parity Shares or Junior Shares, will be deemed not to adversely affect (or to otherwise cause to be materially less favorable) the rights, preferences, privileges or voting powers of the previously issued and outstanding Preferred Shares and shall not require the consent or the adoption of a resolution by the holders of the previously issued and outstanding Preferred Shares; (B) in the event of a binding share exchange or reclassification involving the Preferred Shares, or of a merger or consolidation of the Company with or into another entity, as described above in which the provisions of sub-section (b)(iii)(x) and (y) above are complied with, the consent or the adoption of a resolution by the holders of the previously issued Preferred Shares shall not be required in order to effect, validate or approve such share exchange, reclassification, merger or consolidation; and (C) to the extent that, notwithstanding the provisions of immediately preceding clauses (A) and (B), the consent or approval of the holders of Preferred Shares, voting together as a single class, is nonetheless required by applicable law or the Articles of Association in such circumstances, or such consent or approval is otherwise required by applicable law or the Articles of Association with respect to any matter that is not set forth in the provisions of items (i)-(iii) of this section above, such approval or consent may be given by the adoption of a resolution, by a simple majority of the voting power of the Preferred Shares who are present, entitled to vote thereon (if any) and voting thereon, voting together as a single class, given in person or by proxy or by an authorized person, at a meeting of holders of Preferred Shares and the legal quorum for any such meeting shall be as set forth above with respect to meeting of holders of our Ordinary Shares.

The rules and procedures for calling and conducting any meeting of the holders of Preferred Shares (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of our amended and restated articles of association (including the provisions set forth above), applicable law and, if applicable, the rules of any national securities exchange or other trading facility on which the Preferred Shares are listed or traded at the time.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of Preferred Shares that could, depending on the terms of such series, impede the completion of a merger, tender offer, change of control or other takeover attempt.

Board of Directors

Under our amended and restated articles of association, resolutions by the board of directors shall be decided by a majority of votes of the directors present, or participating, in the case of voting by media, and voting, each director having one vote. In the event of a tie, the chairman of the board does not hold a casting vote.

Under the Companies Law, except as provided below, companies incorporated under the laws of the State of Israel that are “public companies,” including Israeli companies with shares listed on NASDAQ, are required to appoint at least two external directors who meet the qualification requirements set forth in the Companies Law. On July 13, 2016, our Board of Directors resolved to adopt the corporate governance exception set forth in Regulation 5D of the Israeli Companies Regulations (Relief for Public Companies with Shares Listed for Trading on a Stock Market Outside of Israel), 5760-2000. In accordance with such Regulation, a public company with securities listed on certain foreign exchanges, including NASDAQ, that satisfies the applicable foreign country laws and regulations that apply to companies organized in that country relating to the appointment of independent directors and composition of audit and compensation committees and have no controlling shareholder are exempt from the requirement to appoint external directors or comply with the audit committee and compensation committee composition requirements under the Companies Law. In accordance with our Board’s resolution, for so long as the Company does not have a controlling shareholder as defined in Section 1 of the Companies Law, the Company intends to comply with the NASDAQ Listing Rules in connection with a majority of independent directors on the Board and in connection with the composition of each of the Audit Committee and the Compensation Committee, in lieu of such requirements set forth under the Companies Law. A majority of our Board members are independent as required by the NASDAQ Listing Rules. Furthermore, our Audit Committee consists of at least three independent directors, and our Compensation Committee consists of at least two independent directors. Should any person or entity become deemed to be a controlling shareholder as defined in Section 1 of the Companies Law, then in accordance with Section 248(a) of the Companies Law, we will be required to convene a special general meeting of the shareholders at the earliest possible date, the agenda of which shall include the appointment of at least two external directors. Following such appointment, all of the external directors shall be appointed to each of our Audit Committee and Compensation Committee, and at least one external director shall be appointed to each committee of the Board of Directors authorized to exercise any of the powers of the board of directors.

The Companies Law requires that certain transactions, actions and arrangements be approved as provided for in a company’s articles of association and in certain circumstances by the audit committee or the compensation committee and by the board of directors itself. Those transactions that require such approval pursuant to a company’s articles of association must be approved by its board of directors. In certain circumstances, audit committee and shareholder approval is also required. The vote required by the audit committee and the board of directors for approval of such matters, in each case, is a majority of the directors participating in a duly convened meeting. Under the Companies Law, except as to certain companies listed on foreign stock exchanges, including NASDAQ, as described above, the audit committee is to be comprised of at least three members appointed by the board of directors, which members must include all of the external directors. The majority of members of the audit committee must be independent directors (as defined in the Companies Law), and the chairman of the audit committee must be an external director.

The Companies Law requires that a member of the board of directors or senior management of the company promptly and, in any event, not later than the first board meeting at which the transaction is discussed, disclose any personal interest that he or she may have, either directly or by way of any corporation in which he or she is, directly or indirectly, a 5% or greater shareholder, director or general manager or in which he or she has the right to appoint at least one director or the general manager, as well as all related material information known to him or her, in connection with any existing or proposed transaction by the company. In addition, if the transaction is an extraordinary transaction, (that is, a transaction other than in the ordinary course of business, otherwise than on market terms, or is likely to have a material impact on the company’s profitability, assets or liabilities), the member of the board of directors or senior management must also disclose any personal interest held by his or her spouse, siblings, parents, grandparents, descendants, spouse’s descendants, siblings and parents, and the spouses of any of the foregoing.

Once the member of the board of directors or senior management complies with the above disclosure requirement, a company may approve the transaction in accordance with the provisions of its articles of association. Under the provisions of the Companies Law, whoever has a personal interest in a matter, which is considered at a meeting of the board of directors or the audit committee, may not be present at this meeting or vote on this matter, unless it is not an extraordinary transaction as defined in the Companies Law. However, if the chairman of the board of directors or the chairman of the audit committee has determined that the presence of an office holder with a personal interest is required for the presentation of a matter, such officer holder may be present at the meeting. Notwithstanding the foregoing, if the majority of the directors have a personal interest in a matter, they shall be allowed to participate and vote on this matter, but the approval of the transaction by the shareholders in the general meeting is required.

Our amended and restated articles of association provide that, subject to the Companies Law, all actions executed in good faith by the board of directors or by a committee thereof or by any person acting as a director or a member of a committee of the board of directors, will be deemed to be valid even if, after their execution, it is discovered that there was a flaw in the appointment of these persons or that any one of these persons was disqualified from serving at his or her office.

Our amended and restated articles of association provide that, subject to the provisions of the Companies Law, the board of directors may appoint board of directors’ committees. The committees of the board of directors shall report to the board of directors their resolutions or recommendations on a regular basis, as shall be prescribed by the board of directors. The board of directors may cancel the resolution of a committee that has been appointed by it; however, such cancellation shall not affect the validity of any resolution of a committee, pursuant to which we acted, vis-à-vis another person, who was not aware of the cancellation thereof. Decisions or recommendations of the committee of the board which require the approval of the board of directors will be brought to the directors’ attention a reasonable time prior to the discussion at the board of directors.

According to the Companies Law, a contract of a company with its directors, regarding their conditions of service, including the grant to them of exemption from liability from certain actions, insurance, and indemnification as well as the company’s contract with its directors on conditions of their employment, in other capacities, generally requires the approval of the compensation committee (or the audit committee acting in lieu of a compensation committee pursuant to the Companies Law), the board of directors, and the shareholders.

Under the Companies Regulations (Relief from Related Party Transactions), 5760-2000, promulgated under the Companies Law, as amended, certain extraordinary transactions between a public company and its controlling shareholder(s) do not require shareholder approval. Such extraordinary transactions must be approved by both the board of directors and the audit committee and (i) must involve the extension of an existing transaction that was duly approved and does not involve any significant change in the terms of the existing transaction or the change is solely for the benefit of the company; (ii) is solely for the benefit of the company; (iii) is with the controlling shareholder or another person in which the controlling shareholder has an interest and the transaction is in accordance with the terms of a framework agreement that was duly approved; (iv) is with the controlling shareholder or another person in which the controlling shareholder has an interest, the purpose of which is a transaction of theirs with a third party or a joint proposal to enter into a transaction with a third party, and the terms of the transaction that apply to the controlling shareholder are not significantly different from the terms that apply to the controlling shareholder or an entity controlled by him or her (while taking into account the extent of their respective involvement in the transaction); (v) is among companies controlled by the controlling shareholder, or between the public company and the controlling shareholder or another person in which the controlling shareholder has a personal interest, and the transaction is on market terms, within the ordinary course of business and does not harm the company; or (vi) on the date of approval of the extraordinary transaction by the board of directors and audit committee, the shareholders who do not have personal interest in the approval of the said transactions do not hold more than 2% of the voting rights in the company. In addition, under such regulations, directors’ compensation and employment arrangements in a public company do not require the approval of the shareholders if both the compensation committee (or the audit committee acting in lieu of a compensation committee pursuant to the Companies Law) and the board of directors agree that such arrangements are solely for the benefit of the company. Employment and compensation arrangements for an office holder that is a controlling shareholder of a public company, or the provision of directors and officers insurance for the chief executive officer, do not require shareholder approval if certain criteria are met. The Board, following the prior determination of the Audit Committee or Compensation Committee, as applicable, may also determine that the compensation being offered to certain office holders (including directors) is an engagement which, pursuant to the leniencies set forth in the Relief Regulations, can be entered into by a company immediately, with the approval by the shareholders being deferred to the next shareholder meeting to be called by the Company, is such compensation is consistent with compensation policy of the company which was approved by the shareholders of the company in accordance with the Companies Law, and are no more beneficial to the recipient as such similar compensation previously granted to other holders of the same office.

Exchange Controls

There are currently no material Israeli currency control restrictions on payments of dividends or other distributions with respect to our securities or the proceeds from the sale of our securities, except under certain circumstances, for shareholders who are subjects of countries that are, or have been, in a state of war with Israel or otherwise as set forth in this section. However, legislation remains in effect pursuant to which currency controls can be imposed by administrative action at any time. Israeli residents have an obligation to file reports with the Bank of Israel regarding certain transactions.

Access to corporate records

Under the Companies Law, shareholders are provided access to minutes of our general meetings, our shareholders register and principal shareholders register, our amended and restated articles of association, our financial statements and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of class rights

Under the Companies Law and our amended and restated articles of association, the rights attached to any class of share, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our amended and restated articles of association. The enlargement of an existing class of shares or the issuance of additional shares thereof, shall not be deemed to modify the rights attached to the previously issued shares of such class or of any other class, unless otherwise provided by the terms of the shares.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company.

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the same class for the purchase of all of the issued and outstanding shares of the same class.

If the shareholders who do not respond to or accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class of the shares, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will be accepted if the shareholders who do not accept it hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of the shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition the Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may determine in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If the shareholders who did not respond or accept the tender offer hold at least 5% of the issued and outstanding share capital of the company or of the applicable class, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

The description above regarding a full tender offer shall also apply, with necessary changes, when a full tender offer is accepted and the offeror has also offered to acquire all of the company’s securities.

Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of at least 25% of the voting rights in the company. This rule does not apply if there is already another holder of at least 25% of the voting rights in the company.

Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company.

These requirements do not apply if the acquisition (i) occurs in the context of a private offering, on the condition that the shareholders’ meeting approved the acquisition as a private offering whose purpose is to give the acquirer at least 25% of the voting rights in the company if there is no person who holds at least 25% of the voting rights in the company, or as a private offering whose purpose is to give the acquirer 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company; (ii) was from a shareholder holding at least 25% of the voting rights in the company and resulted in the acquirer becoming a holder of at least 25% of the voting rights in the company; or (iii) was from a holder of more than 45% of the voting rights in the company and resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company.

The special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the special tender offer is accepted by a majority of the votes of those offerees who gave notice of their position in respect of the offer; in counting the votes of offerees, the votes of a holder in control of the offeror, a person who has personal interest in acceptance of the special tender offer, a holder of at least 25% of the voting rights in the company, or any person acting on their or on the offeror’s behalf, including their relatives or companies under their control, are not taken into account.

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention.

An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages resulting from his or her acts, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer was accepted by a majority of the shareholders who announced their stand on such offer, then shareholders who did not respond to the special offer or had objected to the special tender offer may accept the offer within four days of the last day set for the acceptance of the offer. In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it and any corporation controlled by them shall refrain from making a subsequent tender offer for the purchase of shares of the target company and may not execute a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Under the Companies Regulations (Relief for Public Companies whose Shared are Traded on Exchanges Outside of Israel), 5760-2000 (the “Foreign Listing Relief Regulations”), the above requirements for a special tender offer do not apply in instances whereby according to the laws of the foreign jurisdiction there are limitations regarding the acquisition of a controlling interest in the company of any specified portion or the acquisition of a controlling interest of any specified portion necessitates an offer by the potential acquirer of a controlling interest to acquire shares from amongst the publicly traded shares. The Israeli Securities Authority is of the view that US securities laws and exchange regulations of various exchanges do not purport to limit the acquisition of controlling interests in a company, do not require the potential acquirer of a controlling interest to make an offer to acquire shares from the public, and as such Israeli companies that are publicly traded in the United States of America cannot benefit from the special tender offer waiver pursuant to the Foreign Listing Relief Regulations and are thus subject to the general provisions of the Companies Law which require a special tender offer as outlined above.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, a majority of each party’s shareholders, by a majority of each party’s shares that are voted on the proposed merger at a shareholders’ meeting.

The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that, as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, taking into account the financial condition of the merging companies. If the board of directors has determined that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voting at the shareholders’ meeting (excluding abstentions) that are held by parties other than the other party to the merger, any person who holds 25% or more of the means of control of the other party to the merger or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger.

In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders, and such separate class voting may also include any classes of otherwise non-voting shares.

If the transaction would have been approved but for the separate approval of each class of shares or the exclusion of the votes of certain shareholders as provided above, a court may still rule that the company has approved the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the appraisal of the merging companies’ value and the consideration offered to the shareholders.

Under the Companies Law, each merging company must send a copy of the proposed merger plan to its secured creditors. Unsecured creditors are entitled to receive notice of the merger, as provided by the regulations promulgated under the Companies Law. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the target company. The court may also give instructions in order to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger was filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies was obtained.

Private Placements

Under the Companies Law, if (i) as a result of a private placement a person would become a controlling shareholder or (ii) a private placement will entitle investors to receive 20% or more of the voting rights of a company as calculated before the private placement, and all or part of the private placement consideration is not in cash or in public traded securities or is not in market terms and if as a result of the private placement the holdings of a substantial shareholder shall increase or as a result of it a person shall become a substantial shareholder, then in either case, the allotment must be approved by the board of directors and by the shareholders of the company. A “substantial shareholder” in connection with a private placement as set forth above, is defined as a shareholder who holds five percent or more of the company’s outstanding share capital or voting rights, and which assumes the exercise of all of the securities convertible into shares either held by that person prior to such private placement or offered to such person under the private placement. In order for the private placement to be on “market terms” the board of directors has to determine, on the base of detailed explanation, that the private placement is on market terms, unless proven otherwise. Otherwise, under the Companies Law and the regulations promulgated thereunder, a private placement of securities does not require approval at a general meeting of the shareholders of a company; provided however, that in other special circumstances, such as a private placement completed in lieu of a special tender offer, or a private placement under circumstances which qualifies as a related party transaction requiring shareholder approval, approval at a general meeting of the shareholders of a company is then also required. A Registered Direct Offering in the United States is generally considered a private placement under the Companies Law.

Establishment

We were incorporated under the laws of the State of Israel. We are registered with the Israeli Registrar of Companies in Jerusalem, Israel.

Transfer agent and registrar

Our transfer agent and registrar is the depositary for our ADSs, Bank of New York Mellon, and its address is 101 Barclay Street, New York, NY.

Listing

Our ADSs and the “Series A” investor warrants issued in each of November 2015 and July 2016 are listed on NASDAQ under the symbols “KTOV” and “KTOVW”, respectively.

SELLING SHAREHOLDERS

Relationships with the Selling Shareholders

In June 2018 we issued to institutional investors unregistered warrants to purchase up to 1,630,000 ADSs representing 1,630,000 of our ordinary shares in private placements completed concurrently with a registered direct offering. We also issued unregistered warrants to purchase up to 228,200 ADSs representing 228,200 of our ordinary shares to H.C. Wainwright & Co., LLC, the exclusive placement agent for the offering. All of these unregistered warrants remain unexercised. H.C. Wainwright previously served as our exclusive placement agent for a registered offering of our securities in each of January 2019, June 2018, July 2017 and July 2016. H.C. Wainwright also served as an underwriter for our initial public offering on NASDAQ in November 2015.

Information About Selling Shareholder Offering

We are registering the resale of the above-referenced ADSs and the ordinary shares underlying the ADSs to permit each of the selling shareholders identified below, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of the ADSs in the manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). This prospectus covers the sale or other disposition by the selling shareholders of up to the total number of ADSs issuable upon cash exercise of the warrants held by the selling shareholders. Throughout this prospectus, when we refer to the ADSs being registered on behalf of the selling shareholders, we are referring to the ADSs issuable upon cash exercise of the warrants issued to the selling shareholders in connection with the registered direct offering, and when we refer to the selling shareholders in this prospectus, we are referring to the current holders of the securities issued to investors in a private placement completed concurrently with our registered direct offering in June 2018, to the placement agent for such registered direct offering, and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The selling shareholders may sell some, all or none of their ADSs. We do not know when or whether any of the selling shareholders will exercise their warrants, nor do we know how long the selling shareholders will hold their ordinary shares or ADSs before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholders regarding the exercise of any warrants, or the sale or other disposition of any of the ordinary shares or ADSs. The ADSs covered hereby may be offered from time to time by the selling shareholders.

The following table sets forth the name of each of the selling shareholders, the number and percentage of our ordinary shares represented by our ADSs beneficially owned by the selling shareholders as of August 15, 2019, the number of our ordinary shares represented by our ADSs (i) issuable upon exercise of warrants or (ii) otherwise held by the selling shareholder, that may be offered under this prospectus, and the number and percentage of our ordinary shares represented by our ADSs beneficially owned by the selling shareholders assuming all of the ordinary shares and our ADSs registered hereunder are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our ordinary shares represented by our ADSs. Generally, a person “beneficially owns” ordinary shares represented by our ADSs if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of ordinary shares in the column “Number of Shares Offered” represents all of the ordinary shares represented by our ADSs that a selling shareholder may offer and sell from time to time under this prospectus.

The information in the table below and the footnotes thereto regarding ordinary shares to be beneficially owned after the offering assumes that the selling shareholders have exercised their warrants in full pursuant to cash exercises and further assumes the sale of all ADSs and the ordinary shares underlying the ADSs being offered by the selling shareholders under this prospectus.

Unless otherwise indicated, all information contained in the table below and the footnotes thereto is based upon information provided to us by the selling shareholders. The percentage of shares owned prior to and after the offering is based on 19,532,142 of our ordinary shares outstanding as of September 15, 2019 (not including 1 treasury share). Unless otherwise indicated in the footnotes to this table, we believe that each of the selling shareholders named in this table has sole voting and investment power with respect to the ordinary shares indicated as beneficially owned. Except as otherwise indicated below, based on the information provided to us by the selling shareholders, and to the best of our knowledge, none of the selling shareholders is a broker-dealer or an affiliate of a broker-dealer.

	Ordinary Shares Beneficially Owned Prior to the Offering		Number of Ordinary Shares Registered Hereby	Ordinary Shares Beneficially Owned After the Offering
	Number	Percent	for Sale	Number	Percent
Sabby Volatility Warrant Master Fund, Ltd.(1)	2,052,587	**	760,000	1,292,587		**
Armistice Capital Master Fund, Ltd.(2)	760,000	**	760,000	0		*
Noam Rubinstein(3)	207,483	1.06%	131,883	75,600		*
Charles Worthman(4)	6,178	*	2,282	3,896		*
Michael Vasinkevich(5)	448,809	2.30%	197,189	151,620		*
Mark Viklund(6)	21,584	*	6,846	14,738		*

Total Ordinary Shares Registered Hereby:			1,858,200

*	Less than 1%.
**	subject to a 4.99% blocker. See notes below

(1)	Based on information provided to us by the selling shareholder, Sabby Volatility Warrant Master Fund, Ltd. as of August 15, 2019 holds (i) 6,872 of our ADSs, (ii) 760,000 unregistered warrants issued by us in June 2018. which entitle the holder to purchase up to 760,000 ADSs representing 760,000 of our ordinary shares, at an exercise price of $2.80 per ADS, and which are currently exercisable until December 5, 2023, and which we are registering hereby, and (iii) 1,285,175 unregistered warrants issued by us in January 2019 which entitle the holder to purchase up to 1,285,175 ADSs representing 1,285,175 of our ordinary shares, at an exercise price of $2.00 per ADS, and which are currently exercisable until July 18, 2024, and which we are concurrently registering separately on Form F-1. According to the Schedule 13G filed by Sabby Volatility Warrant Master Fund, Ltd. (“Master Fund”) with the SEC on June 5, 2018, each of Master Fund, Sabby Management LLC (“Sabby LLC”) and Hal Mintz beneficially own the above noted warrants to purchase our ADSs. Sabby LLC is the investment manager and Master Fund and Hal Mintz is the manager of Sabby LLC. Each of Sabby LLC and Hal Mintz may be deemed to have voting and dispositive power over the shares and may be deemed to beneficially own shares held by Master Fund. The address of Sabby Volatility Warrant Master Fund, Ltd is 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458.

(2)	Based on information known to us, Armistice Capital Master Fund, Ltd. holds 760,000 unregistered warrants issued by us in June 2018 and which we are registering hereby. The warrants entitle the holder to purchase up to 760,000 ADSs representing 760,000 of our ordinary shares, at an exercise price of $2.80 per ADS, and are currently exercisable until December 5, 2023. Pursuant to the terms of the above noted warrants, the Selling Shareholder cannot exercise the warrants to the extent the Selling Shareholder would beneficially own, after any such exercise, more than 4.99% of our outstanding ordinary shares. Consequently, as of the date set forth above, the Selling Shareholder may not necessarily be able to exercise all of these warrants due to the blockers. According to a Schedule 13G filed by Armistice Capital Master Fund, Ltd. with the SEC on June 11, 2018, it beneficially owns the above noted warrants to purchase our ADSs, and Armistice Capital LLC and Steven Boyd each beneficially own such warrants to purchase our ADS. The address of Armistice Capital Master Fund, Ltd. is 510 Madison Ave, 22nd Floor, New York, NY 10022.

(3)	Based on information provided to us by the selling shareholder, Mr. Noam Rubinstein holds (i) 131,883 unregistered warrants issued by us in June 2018 which we are registering hereby, (a) 60,000 of which entitle the holder to purchase up to 60,000 ADSs representing 60,000 of our ordinary shares, at an exercise price of $2.80 per ADS, and are currently exercisable until December 5, 2023, and (b) 71,883 of which entitle the holder to purchase up to 71,883 ADSs representing 71,883 of our ordinary shares, at an exercise price of $3.125 per ADS, and are currently exercisable until June 1, 2023, and (ii) 75,600 unregistered warrants issued by us in January 2019 which entitle the holder to purchase up to 75,600 ADSs representing 75,600 of our ordinary shares, at an exercise price of $2.1875 per ADS, and which are currently exercisable until January 18, 2024, and which we are concurrently registering separately on Form F-1. Mr. Rubinstein is an affiliate of H.C. Wainwright & Co. LLC, a broker-dealer, which also previously served as our exclusive placement agent for a registered offering of our securities in each of January 2019, June 2018, July 2017 and July 2016, as well as an underwriter for our initial public offering on NASDAQ in November 2015. The address of Noam Rubinstein is 430 Park Avenue, Level 3, New York, NY 10022.

(4)	Based on information provided to us by the selling shareholder, Mr. Charles Worthman holds (i) 2,282 unregistered warrants issued by us in June 2018, which entitle the holder to purchase up to 2,282 ADSs representing 2,282 of our ordinary shares, at an exercise price of $3.125 per ADS, and are currently exercisable until June 1, 2023 and which we are registering hereby, (ii) 706 registered warrants issued by us in June 2016, which entitle the holder to purchase up to 706 ADSs representing 706 of our ordinary shares, at an exercise price of $4.08 per ADS, and are currently exercisable until June 28, 2021, (iii) 790 registered warrants issued by us in November 2015, which entitle the holder to purchase up to 790 ADSs representing 790 of our ordinary shares, at an exercise price of $4.956 per ADS, and are currently exercisable until November 25, 2020, and (iv) 2,400 unregistered warrants issued by us in January 2019 which entitle the holder to purchase up to 2,400 ADSs representing 2,400 of our ordinary shares, at an exercise price of $2.1875 per ADS, and which are currently exercisable until January 18, 2024, and which we are concurrently registering separately on Form F-1. Mr. Worthman is an affiliate of H.C. Wainwright & Co. LLC, a broker-dealer, which also previously served as our exclusive placement agent for a registered offering of our securities in each of January 2019, June 2018, July 2017 and July 2016, as well as an underwriter for our initial public offering on NASDAQ in November 2015. The address of Charles Worthman is 430 Park Avenue, Level 3, New York, NY 10022.

(5)	Based on information provided to us by the selling shareholder, Mr. Michael Vasinkevich holds (i) 197,189 unregistered warrants issued by us in June 2018 which we are registering hereby, (a) 50,000 of which entitle the holder to purchase up to 50,000 ADSs representing 50,000 of our ordinary shares, at an exercise price of $2.80 per ADS, and are currently exercisable until December 5, 2023, and (b) 147,189 of which entitle the holder to purchase up to 147,189 ADSs representing 147,189 of our ordinary shares, at an exercise price of $3.125 per ADS, and are currently exercisable until June 1, 2023, (ii) 45,882 registered warrants issued by us in June 2016, which entitle the holder to purchase up to 45,882 ADSs representing 45,882 of our ordinary shares, at an exercise price of $4.08 per ADS, and are currently exercisable until June 28, 2021, (iii) 50,938 registered warrants issued by us in November 2015, which entitle the holder to purchase up to 50,938 ADSs representing 50,938 of our ordinary shares, at an exercise price of $4.956 per ADS, and are currently exercisable until November 25, 2020, and (iv) 154,800 unregistered warrants issued by us in January 2019 which entitle the holder to purchase up to 154,800 ADSs representing 154,800 of our ordinary shares, at an exercise price of $2.1875 per ADS, and which are currently exercisable until January 18, 2024, and which we are concurrently registering separately on Form F-1. Mr. Vasinkevich is an affiliate of H.C. Wainwright & Co. LLC, a broker-dealer, which also previously served as our exclusive placement agent for a registered offering of our securities in each of January 2019, June 2018, July 2017 and July 2016, as well as an underwriter for our initial public offering on NASDAQ in November 2015. The address of Michael Vasinkevich is 430 Park Avenue, Level 3, New York, NY 10022

(6)	Based on information provided to us by the selling shareholder, Mr. Mark Viklund holds (i) 6,846 unregistered warrants issued by us in June 2018, which entitle the holder to purchase up to 6,846 ADSs representing 6,846 of our ordinary shares, at an exercise price of $3.125 per ADS, and are currently exercisable until June 1, 2023 and which we are registering hereby, (ii) 3,404 unregistered warrants issued by us in July 2017, which entitle the holder to purchase up to 3,404 ADSs representing 3,404 of our ordinary shares, at an exercise price of $1.875 per ADS, and are currently exercisable until July 11, 2022, and which, in August 2018, were subsequently registered by us for sale by Mr. Viklund (iii) 1,765 registered warrants issued by us in June 2016, which entitle the holder to purchase up to 1,765 ADSs representing 1,765 of our ordinary shares, at an exercise price of $4.08 per ADS, and are currently exercisable until June 28, 2021, (iv) 2,369 registered warrants issued by us in November 2015, which entitle the holder to purchase up to 2,369 ADSs representing 2,369 of our ordinary shares, at an exercise price of $4.956 per ADS, and are currently exercisable until November 25, 2020, and (v) 7,200 unregistered warrants issued by us in January 2019 which entitle the holder to purchase up to 7,200 ADSs representing 7,200 of our ordinary shares, at an exercise price of $2.1875 per ADS, and which are currently exercisable until January 18, 2024, and which we are concurrently registering separately on Form F-1. Mr. Viklund is an affiliate of H.C. Wainwright & Co. LLC, a broker-dealer, which also previously served as our exclusive placement agent for a registered offering of our securities in each of January 2019, June 2018, July 2017 and July 2016, as well as an underwriter for our initial public offering on NASDAQ in November 2015. The address of Mark Viklund is 430 Park Avenue, Level 3, New York, NY 10022.

PLAN OF DISTRIBUTION

We are registering the securities issued to the selling shareholders to permit the resale of these securities by the holders thereof from time to time after the date of this prospectus, pursuant to the provisions of the Registration Rights Agreement. As used in this Prospectus, “selling shareholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other permitted transfer.

We will not receive any of the proceeds from the sale by the selling shareholders of the securities. We will bear all fees and expenses incident to our obligation to register the securities.

The selling shareholders may sell all or a portion of the securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the securities are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The securities may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling shareholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such securities at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling shareholders also may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. If the selling shareholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.01.

In connection with sales of the securities or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The selling shareholders may also sell securities short and if such short sale shall take place after the date that this Registration Statement is declared effective by the Commission, the selling shareholders may deliver securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge securities to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer or agents participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Each selling shareholder, other than H.C. Wainwright & Co. LLC, has informed the Company that it is not a registered broker-dealer. Each selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. Upon the Company being notified in writing by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the securities were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8.0%).

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Subject to the terms of the Registration Rights Agreement, the Company has no obligation to qualify the resale of any shares in any particular state.

There can be no assurance that any selling shareholder will sell any or all of the securities registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the securities by the selling shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the securities pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of initial compliance with state securities or “blue sky” laws; provided, however, that each selling shareholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it.

EXPENSES OF THE OFFERING

The following is a statement of estimated expenses to be incurred by us in connection with the registration of the securities registered hereby, all of which will be borne by us. All amounts shown are estimates except the SEC registration fee.

SEC registration fees	$182.42
Legal fees and expenses	$5,000
Accountant’s fees and expenses	$1,500

Total	$6,682.42

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with or furnish to the SEC, which means that we can disclose important information to you by referring you to another document filed or furnished separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file or furnish later with the SEC and that is deemed incorporated by reference will also be considered to be part of this prospectus and will automatically update and supersede the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. This prospectus incorporates by reference the documents listed below, and any future Annual Reports on Form 20-F that we file with the SEC and certain Reports on Form 6-K that we furnish to the SEC (but only to that extent that such Form 6-K states that it is incorporated by reference herein), in each case, between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated:

●	The description of our ordinary shares, no par value per share, and the American Depositary Shares representing the ordinary shares, contained in Item 1 of the Registration Statement on Form 8-A (File No. 001-37643) filed with the Commission on November 18, 2015;

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, filed with the SEC on March 26, 2019 (as amended by the Form 20-F/A amendment filed on April 3, 2019); and

●	our reports on Form 6-K furnished to the SEC on April 1, 2019, April 8, 2019, April 12, 2019 (excluding Exhibits 99.1 and 99.2 thereto), April 29, 2019, May 2, 2019 (excluding Exhibit 99.1 thereto), May 10, 2019, June 27, 2019, July 2, 2019, July 12, 2019, August 8, 2019 (excluding Exhibit 99.1 thereto other than the text which is found under the heading entitled “Financial Results for Six-Month Period Ended June 30, 2019” in Exhibit 99.1 thereto), August 13, 2019, August 20, 2019, August 26, 2019, and September 9, 2019.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus, upon written or oral request to us at the following address:

Kitov Pharma Ltd.

One Azrieli Center, Round Tower

132 Menachem Begin Rd.

Tel Aviv 6701101, Israel

Tel: +972-3-9333121

Attention: Chief Financial Officer

LEGAL MATTERS

The validity of the ordinary shares being offered pursuant to this prospectus has been passed upon by our attorney, Avraham Ben-Tzvi, Adv., of ABZ Law Office in Jerusalem, Israel.

EXPERTS

The consolidated financial statements of Kitov Pharma Ltd. and its subsidiaries as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a Member Firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 consolidated financial statements refers to a change in the method of accounting of revenue recognition.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act relating to the offering of our securities offered hereby. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

We are required to file reports and other information with the SEC under the Exchange Act, and the regulations thereunder applicable to foreign private issuers. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. The SEC maintains an Internet site that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through this web site at http://www.sec.gov. These SEC filings are also generally available to the public on (i) the Israel Securities Authority’s Magna website at www.magna.isa.gov.il, (ii) the Tel Aviv Stock Exchange website at http://www.maya.tase.co.il, and (iii) from commercial document retrieval services.

In addition, since our ordinary shares are traded on the TASE, in the past we filed Hebrew language periodic and immediate reports with, and furnished information to, the TASE and the Israel Securities Authority, or the ISA, as required under Chapter F of the Israel Securities Law, 1968. In accordance with Section 35XXXIII of the Israel Securities Law, and pursuant to the prior approvals of our securities holders to change to reporting in accordance with the U.S. securities laws and regulations, we presently report to ISA and the TASE in accordance with the Securities Regulations (Periodic and Immediate Reports of a Foreign Body Corporate) 5761-2000, promulgated thereunder (the “Dual-Listed Reporting Requirements”). Pursuant to the Dual-Listed Reporting Requirements, we prepare our periodic and immediate reports in accordance with U.S. securities laws and reporting requirements. Our major shareholders are required to make applicable ownership disclosures in accordance with U.S. securities laws and reporting requirements. We generally initially file or furnish our reports, as applicable, to the SEC. We then submit copies of the SEC filings and submissions to ISA and TASE, including any filings made by our major shareholders with respect to their holdings in Kitov Pharma, in accordance with the Dual-Listed Reporting Requirements. Such copies can be retrieved electronically through the websites for listed company reports of ISA (www.magna.isa.gov.il) and TASE (www.maya.tase.co.il).

As a foreign private issuer, we will be exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. As permitted under the Companies Law, and the Notice Regulations which were enacted pursuant to such law, and as set forth in Kitov’s amended and restated articles of association, Kitov is not required to physically deliver a notice of a shareholders meeting, a proxy statement or a voting slip. Kitov prepares notices of general meetings of its shareholders, as well as the accompanying proxy statements, voting slips and voting instruction forms, (collectively, the “Proxy Materials”) in accordance with applicable laws, rules and regulations and disclosure requirements in the State of Israel, as such are applicable to a company whose shares are traded on both the TASE and the NASDAQ, and which reports to the SEC as a foreign private issuer and to ISA and the TASE in accordance with the Dual-Listed Reporting Requirements. Our Proxy Materials may not necessarily be mailed to our beneficial shareholders in Israel, or to our beneficial ADS holders in the U.S. We will furnish to the SEC on Form 6-K the forms of our Proxy Materials, and they will be made available to the public on the SEC’s website at www.sec.gov. We will also submit the Proxy Materials to ISA and TASE and they will be made available to the public on their respective websites for listed company reports: www.magna.isa.gov.il and www.maya.tase.co.il. We will also include the Proxy Materials on our corporate website, to the extent required under the Companies Law and the applicable regulations enacted thereunder governing publication of notices of general meetings of our shareholders and the distribution of the Proxy Materials. The circulation of by us of any Proxy Materials should not be taken as an admission that we are subject to the proxy rules under the Exchange Act, nor as an admission that in doing so we are not availing, nor that we may not avail, ourselves of any, or all of, the exemptions set forth under Regulation 3 of the Companies Regulations (Relief Regulations for Companies Whose Securities are Listed for Trading on an Exchange Outside of Israel), 5760-2000. Furthermore, nothing in the form or content of, and/or the language in, any of our Proxy Materials should be taken as an admission by us with respect to that which is stated under Regulation 5 of the Notice Regulations concerning the applicability (or lack thereof) of instructions under relevant non-Israeli law as to the content our Proxy Materials, insofar as such may apply to certain matters on the agenda of the applicable meeting of securities holders.

In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to file with the SEC, within 120 days after the end of each fiscal year ending December 31, an annual report on Form 20-F containing financial statements which will be examined and reported on, with an opinion expressed, by an independent registered public accounting firm. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. In addition, in accordance with the NASDAQ Listing Rules, as a foreign private issuer we are required to submit on a Form 6-K an interim balance sheet and income statement as of the end of the second quarter of each fiscal year.

We maintain a corporate website at www.kitovpharma.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be posted on such website under applicable corporate or securities laws and regulations, including posting any notices of general meetings of our shareholders.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. If U.S. law is applicable, then it must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

●	the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgment does not impair the security or sovereignty of the State of Israel;

●	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19715 Tel: +1 (302) 738-6680 as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of a fiduciary duty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association include such a provision. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Companies Law and the Securities Law, 5728 – 1968 (“Securities Law”) a company may indemnify an office holder in respect of the following liabilities, payments and expenses incurred for acts performed by him or her as an office holder, either in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a monetary liability incurred by or imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

●	reasonable litigation expenses, including reasonable attorneys’ fees, incurred by the office holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent or in connection with a monetary sanction;

●	a monetary liability imposed on him or her in favor of a payment for a breach offended at an Administrative Procedure (as defined below) as set forth in Section 52(54)(a)(1)(a) to the Securities Law;

●	expenses associated with an Administrative Procedure conducted regarding an office holder, including reasonable litigation expenses and reasonable attorneys’ fees; and

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent.

An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

Under the Companies Law and the Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of a fiduciary duty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

●	a monetary liability imposed on the office holder in favor of a third party;

●	a monetary liability imposed on the office holder in favor of an injured party at an Administrative Procedure pursuant to Section 52(54)(a)(1)(a) of the Securities Law; and

●	expenses incurred by an office holder in connection with an Administrative Procedure, including reasonable litigation expenses and reasonable attorneys’ fees.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

●	a breach of fiduciary duty, except for indemnification and insurance for a breach of the fiduciary duty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders must be approved by the compensation committee (or the audit committee acting in lieu of a compensation committee pursuant to the Companies Law) and the board of directors and, with respect to directors or controlling shareholders, their relatives and third parties in which such controlling shareholders have a personal interest, also by the shareholders.

The compensation committee (or the audit committee acting in lieu of a compensation committee pursuant to the Companies Law) and board of directors may approve the inclusion of each director under the coverage of our directors and officers insurance policy without the need for shareholder approval, if they determine that, pursuant to the leniencies set forth in Regulation 1B1 of the Relief Regulations, the provision of such insurance coverage to the directors under our directors and officers insurance policy is being granted on market terms, and with no material adverse effect on our profits, assets or obligations, and is consistent with our Compensation Policy which was approved by our shareholders in accordance with the Companies Law, and is the same as the coverage provided to all of our other directors.

The compensation committee (or the audit committee acting in lieu of a compensation committee pursuant to the Companies Law) and board of directors may approve the issuance to directors of our standard letters of waiver of liability and indemnification, immediately, as of the date of their respective appointments as directors, with the approval by our shareholders being deferred to the next general meeting of our shareholders following such approval, if they determine that, pursuant to the leniencies set forth in Regulation 1B4 of the Relief Regulations, that the letters which we issue to the appointed directors are consistent with our Compensation Policy which was approved by our shareholders in accordance with the Companies Law, and are no more beneficial to the Appointed Directors as such letters previously issued to our other directors.

Our amended and restated articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted or to be permitted by law. Our office holders are currently covered by a directors’ and officers’ liability insurance policy.

Our audit committee and board of directors approved the issuance of letters of indemnity (the “Indemnity Letters”) to our office holders pursuant to which we agreed to indemnify such office holders, including an undertaking in advance for such indemnification. The Indemnity Letters also received the approval of our shareholders. According to the Indemnity Letters, the total accumulative sum of indemnification paid by us to all our office holders that were issued by Kitov Pharma will not exceed a sum equal to 25% of our equity attributed to our shareholders according to our latest audited or reviewed consolidated financial statements, as the case may be, as of the date of indemnification. The payment of the indemnity sum will not prejudice the right of office holders to receive insurance coverage benefits. Once we have paid indemnity sums to our office holders at the maximum indemnity sum, we will not bear additional indemnity sums unless the payment of these additional sums is approved by authorized corporate bodies according to the law applicable at the time of payment of the additional indemnity sums, and subject to an amendment in our articles of association if required by applicable law at such time.

In addition, we have entered into agreements with each of our current office holders exculpating them from a breach of their duty of care to us to the fullest extent permitted by law, subject to limited exceptions, and undertaking to indemnify them to the fullest extent permitted by law, subject to limited exceptions, including with respect to liabilities resulting from our Registration Statements on Form F-1 filed in connection with our initial public offering in the U.S. during November 2015, in connection with our July 2016 public offering, and in connection with each of our July 2017 and June 2018 registered direct offerings, to the extent that these liabilities are not covered by insurance. This indemnification is limited to events determined as foreseeable by the board of directors based on our activities, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances. The maximum aggregate amount of indemnification that we may pay to our office holders based on such indemnification agreement is with respect to all permitted indemnification, including in connection with a public offering of our securities, an amount equal to 25% of our shareholders’ equity on a consolidated basis, based on our most recent financial statements made publicly available before the date on which the indemnification payment was made. Such indemnification amounts are in addition to any insurance amounts. Each office holder who agrees to receive this letter of indemnification also gives his approval to the termination of all previous letters of indemnification that we have provided to him or her in the past, if any.

We expect to indemnify our officers and directors for obligations, including the deductibles for our directors’ and officers’ liability insurance policy, and we may be required to pay and costs and expenses they may incur related to the ISA Investigation and the 2015 Motion, the 2017 Motions and U.S. Class Actions described in “Item 8. Financial Information – A. Financial Statements and Other Financial Information – Legal Proceedings” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, pursuant to the letters of indemnification issued to our directors and officers.

Insofar as indemnifications for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

The index to exhibits appears below on the page immediately preceding the signature pages of this Registration Statement.

Item 10. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining any liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1	Memorandum of Association of the Registrant (originally filed as Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on March 26, 2019 and incorporated herein by reference thereto).
3.2	Amended and Restated Articles of Association of the Registrant (originally filed as Exhibit 1.2 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on March 26, 2019 and incorporated herein by reference thereto).
4.1	Form of Deposit Agreement among the Registrant, the Bank of New York Mellon, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued hereunder (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on September 24, 2015).
4.2	Form of Warrant Agent Agreement (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form F-1/A as filed with the Securities and Exchange Commission on November 18, 2015).
4.3	Form of American Depositary Receipt (incorporated by reference to prospectus filed with the Securities and Exchange Commission on January 4, 2019)
4.4	Form of Underwriters’ Warrant (incorporated by reference to Exhibit 4.4 to our Registration Statement on Form F-1/A as filed with the Securities and Exchange Commission on November 18, 2015).
4.5	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on June 27, 2016).
4.6	Form of Letter Amendment to Warrant Agent Agreement with respect to Series A warrants (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on June 29, 2016)
4.7	Form of Pre-Funded Series B Warrant Agreement (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on June 27, 2016).
4.8	Stock Purchase Agreement, dated January 12, 2017, by and between the Registrant and Goldman Hirsh Partners Ltd. (incorporated by reference to Exhibit 2.8 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on May 1, 2017).
4.9	Shareholder’s Undertaking by Goldman Hirsh Partners Ltd. dated January 13, 2017. (incorporated by reference to Exhibit 2.9 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on May 1, 2017)
4.10	Flow of Funds Agreement, dated April 9, 2017, by and between the Registrant and Goldman Hirsh Partners Ltd. (incorporated by reference to Exhibit 2.10 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on May 1, 2017)
4.11	Form of Warrant issued to purchasers in the July 2017 offering (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on July 14, 2017)
4.12	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on July 14, 2017)
4.13	Stock Purchase Agreement, dated October 3, 2017, by and among the Registrant, Certain Stockholders of TyrNovo Ltd. and the Stockholders’ Representative (incorporated by reference to Exhibit 2.13 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on March 5, 2018)
4.14	Form of Warrant issued to purchasers in the June 2018 offering (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on June 5, 2018)
4.15	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on June 5, 2018)
4.16	Form of Warrant issued to purchasers in the January 2019 offering (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on January 18, 2019)
4.17	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on January 18, 2019)
5.1***	Opinion of Avraham Ben-Tzvi, Adv.

Exhibit Number	Exhibit Description
10.1	Form of Letter of Exemption adopted on July 2013 (unofficial English translation from Hebrew) (incorporated by reference to Exhibit 10.5 to our Registration Statement on Form F-1 filed with the Securities and Exchange Commission on September 24, 2015).
10.2	Form of Letter of Indemnity adopted on July 2013 (unofficial English translation from Hebrew) (incorporated by reference to i Exhibit 10.6 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on September 24, 2015).
10.3	Kitov Pharma Ltd. 2016 Equity-Based Incentive Plan (incorporated by reference to Annex C to the Proxy Statement included as Exhibit 99.1 to the Registrant’s Form 6-k furnished to the Securities and Exchange Commission on March 22, 2019)
10.4	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to our Registration Statement on Form F-1/A filed with the Securities and Exchange Commission on November 18, 2015).
10.5	Form of Share Purchase Agreement between Kitov Pharma and the purchasers (incorporated by reference to Exhibit 1.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on June 29, 2016)
10.6*	License Agreement, dated as of August 15, 2013, by and between Yissum Research Development Company of The Hebrew University of Jerusalem, Ltd. and TyrNovo Ltd. (incorporated by reference to Exhibit 4.14 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on May 1, 2017)
10.7*	First Amendment to License Agreement, dated as of April 8, 2014, by and between Yissum Research Development Company of The Hebrew University of Jerusalem, Ltd. and TyrNovo Ltd. (incorporated by reference to Exhibit 4.15 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on May 1, 2017)
10.8*	Second Amendment to License Agreement, dated as of March 16, 2017, by and between Yissum Research Development Company of The Hebrew University of Jerusalem, Ltd. and TyrNovo Ltd. (incorporated by reference to Exhibit 4.16 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on May 1, 2017)
10.9	Form of Securities Purchase Agreement dated as of July 11, 2017 by and between the Registrant and the purchasers in the offering (incorporated by reference to Exhibit 1.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on July 14, 2017)
10.10	Kitov Pharma Ltd. Office Holder Compensation Policy approved the shareholders on July 12, 2017 (incorporated by reference to Exhibit A to the Proxy Statement included as Exhibit 99.1 to the Registrant’s Form 6-k furnished to the Securities and Exchange Commission on June 8, 2017)
10.11	Revolving Secured Facility and Pledge Agreement dated March 1, 2017 by and between TyrNovo Ltd., and Kitov Pharma Ltd. (incorporated by reference to Exhibit 4.18 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on March 5, 2018)
10.12	Convertible Bridge Loan Agreement, dated September 15, 2017, by and between Kitov Pharma Ltd. and TyrNovo Ltd. (incorporated by reference to Exhibit 4.19 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on March 5, 2018)
10.13	Form of Securities Purchase Agreement dated as of June 1, 2018 by and between the Registrant and the purchasers in the offering (incorporated by reference to Exhibit 1.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on June 5, 2018)
10.14	Form of Securities Purchase Agreement dated as of January 16, 2019 by and between the Registrant and the purchasers in the offering (incorporated by reference to Exhibit 1.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on January 18, 2019)
10.15**	Product Manufacturing Agreement, effective as of November 8, 2018, by and between Kitov Pharma Ltd. and Dexcel Ltd. (incorporated by reference to Exhibit 4.15 to the Registrant’s Form 20-F/A filed the Securities and Exchange Commission on April 3, 2019)
10.16**	Agreement dated as of December 27, 2018, by and between Kitov Pharma Ltd. and Coeptis Pharmaceuticals Inc. (incorporated by reference to Exhibit 4.16 to the Registrant’s Form 20-F/A filed the Securities and Exchange Commission on April 3, 2019)
10.17**	Stock Purchase Agreement by and among Kitov Pharma Ltd., The Stockholders of FameWave Ltd. and M. Arkin (1999) Ltd. dated as of March 14, 2019 (incorporated by reference to Exhibit 4.17 to the Registrant’s Form 20-F/A filed the Securities and Exchange Commission on April 3, 2019).
10.18	English Translation of Enforcement Arrangement entered into by and amongst the Israel Securities Authority, Kitov Pharma Ltd., Isaac Israel, Paul Waymack, and Simcha Rock (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K furnished to the Securities and Exchange Commission on August 13, 2019)
10.19	Amendment dated August 16, 2019 to the Stock Purchase Agreement by and among Kitov Pharma Ltd., The Stockholders of FameWave Ltd. and M. Arkin (1999) Ltd. dated as of March 14, 2019 (incorporated by reference to 10.19 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on September 16, 2019).
21.1	List of subsidiaries of the Registrant (originally filed as Exhibit 8.1 to the Registrant’s Annual Report on Form 20-F as filed with the Securities and Exchange Commission on March 26, 2019 and incorporated herein by reference thereto).
23.1***	Consent of Avraham Ben-Tzvi, Adv. (included in Exhibit 5.1)
23.2***	Consent of Somekh Chaikin, independent registered public accounting firm, a Member Firm of KPMG International.
24.1***	Power of Attorney (included on signature page)

*	Confidential treatment granted with respect to portions of this Exhibit.
**	Portions of this exhibit have been omitted because they are both (i) not material, and (ii) would likely cause competitive harm to the Company if publicly disclosed.
***	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it complies with all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on September 16, 2019.

KITOV PHARMA LTD.

By:	/s/ Isaac Israel
	Name:	Isaac Israel
	Title:	Chief Executive Officer

By:	/s/ Gil Efron
	Name:	Gil Efron
	Title:	Deputy CEO and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Kitov Pharma Ltd., a company incorporated under the laws of the State of Israel, do hereby constitute and appoint Isaac Israel and Gil Efron, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Isaac Israel	Chief Executive Officer and Director (Principal Executive Officer)	September 16, 2019
Isaac Israel

/s/ Simcha Rock	Director	September 16, 2019
Simcha Rock

/s/ Ido Agmon	Director and Interim Chairman of the Board of Directors	September 16, 2019
Ido Agmon

/s/ Steven Steinberg	Director	September 16, 2019
Steven Steinberg

/s/ Arye Weber	Director	September 16, 2019
Arye Weber

/s/ Revital Stern-Raff	Director	September 16, 2019
Revital Stern-Raff

	Director	September 16, 2019
Ran Tzror

/s/ Gil Ben-Menachem	Director	September 16, 2019
Gil Ben-Menachem

/s/ Gil Efron	Deputy CEO and Chief Financial Officer	September 16, 2019
Gil Efron	(Principal Financial Officer and Principal Accounting Officer)

Signature of authorized representative in the United States

Pursuant to the requirements of the Securities Act, the Registrant’s duly authorized representative has signed this Registration Statement on Form F-3 on this sixteenth day of September 2019.

Puglisi & Associates

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director